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                                                                    EXHIBIT 23.2

                 [GAFFNEY, CLINE & ASSOCIATES, INC. LETTERHEAD]





GHJ/jk/C368.00/2097                                             October 28, 1999


Ms. Karen Bustamante
Harken Energy Corporation
16285 Park Ten Place, Suite 600
Houston, Texas 77084

RE: CONSENT OF INDEPENDENT RESERVE ENGINEERS

Dear Ms. Bustamante:

     As Harken Energy Corporation's (Harken's) independent reserve engineers, Gaffney, Cline & Associates, Inc. (GCA) consents to the reference to GCA's reserve report dated December 31, 1998, as included in Harken's registration statement Amendment No. 1 to Form S-3.


                                   Very truly yours,


                            GAFFNEY, CLINE & ASSOCIATES, INC.


                                /s/ GLENN H. JONES
                                   Glenn H. Jones
                                        CEO
                               North American Region